As filed with the Securities and Exchange Commission on May 6, 2014

Registration No. 333-185174

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to

FORM S-1

REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

TOP TO BOTTOM PRESSURE WASHING, INC.
(Exact name of each registrant as specified in its charter or certificate of trust)

Florida	2842	20-4939098
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

6371 Business Boulevard, Suite 200
Sarasota, Florida  34240
(941) 926-9700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Andy Fan
6371 Business Boulevard, Suite 200
Sarasota, Florida  34240
(941) 926-9700
 (Name and address, including zip code, and telephone number, including area code, of agent for service of process for each registrant)

Approximate date of commencement of proposed sale to the public: Not Applicable

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

 EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On July 23, 2013, Top to Bottom Pressure Washing, Inc. (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Pre-Effective Amendment No. 12 to registration statement on Form S-1 (File No. 333-185174) (the "Registration Statement"), registering 1,400,000 shares of common stock for resale by the selling shareholders identified in the Registration Statement (the "Registered Securities"). The Pre-Effective Amendment No. 12 was declared effective by the Commission on July 24, 2013.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Registered Securities registered for resale by the selling shareholders identified in the Registration Statement that were not sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment. The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Registered Securities registered for resale under the Registration Statement. The funds in escrow under Rule 419 will be fully returned to the purchasers within five business days of May 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-1 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 6, 2014.

TOP TO BOTTOM PRESSURE WASHING, INC. By: /s/ Andy Z. Fan Andy Z. Fan Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Name:	Title	Date
/s/ Andy Z. Fan Andy Z. Fan	Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Director	May 6, 2014